EXHIBIT 99(a)


                                     FORM OF

                               EAGLE BANCORP, INC.

          SUBSCRIPTION AGREEMENT FOR OFFERING OF SHARES OF COMMON STOCK



THE TERMS AND CONDITIONS OF THE OFFERING ARE SET FORTH IN THE ACCOMPANYING PROSPECTUS. PERSONS WHO WISH TO PURCHASE SHARES OF COMMON STOCK IN THE OFFERING ARE URGED TO CAREFULLY READ THE PROSPECTUS IN ITS ENTIRETY PRIOR TO SUBMITTING THIS SUBSCRIPTION AGREEMENT. ALL SUBSCRIPTIONS, ONCE SUBMITTED, ARE IRREVOCABLE BY THE SUBSCRIBER.


1. Subscription for Shares of Common Stock. The undersigned hereby irrevocably subscribes for _______________________________ shares of Common Stock of Eagle Bancorp, Inc. at the purchase price of 10.00 per share.1

2. Purchase Price and Manner of Payment. The undersigned submits herewith, by means of:

          check, bank draft or money order in the amount of $__________________ ($10.00 multiplied by the total number of shares subscribed for in 1 above), payable to "__________________, Escrow Agent for Eagle Bancorp, Inc."


3. (a) Registration Instructions. This Part must be completed with respect to all Shares purchased.


--------------------------------------------------------------------------------
     (Names(s) in which securities are to be registered)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     (Address, including Street, City, County, State and ZIP Code)

     Taxpayer identification or Social Security Number: ____________________

     Manner in which securities are to be owned:

     [ ] Tenants in Common [ ] Joint Tenants [ ] Uniform Transfer to Minors
     [ ] Individual [ ] Other (for example, corporation, trust or estate. If shares are purchased for a trust, the date of the trust agreements and trust title must be included).


--------------
         1 Subject to a minimum subscription of 500 shares and a maximum subscription of 5% of the total number of shares actually sold in the offering. Subject to reduction in the event that the offering is oversubscribed.

         (b) Special Delivery Instructions: If certificate(s) representing the Shares subscribed for is to be delivered to an address other than as indicated on the face of this Agreement.


--------------------------------------------------------------------------------
         Name

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
         (Address, including Street, City, County, State and ZIP Code)


4. Deadline. This Subscription Agreement and payment in full of the Subscription Price must be actually received by the Company NO LATER THAN 5:00 P.M., EASTERN TIME, ON ____________________ (the "Termination Date").


Name of Subscriber:

--------------------------------------------------------------------------------

SIGNATURE:

--------------------------------------------------------------------------------
(Signature(s) of subscriber(s) exactly as name(s) appear above)

Dated: ______________, 199___

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information as to such person.

Name (please print)
--------------------------------------------------------------------------------


Capacity (Full title)
--------------------------------------------------------------------------------


Address (including ZIP Code)
--------------------------------------------------------------------------------


Business Telephone Number (including area code)
--------------------------------------------------------------------------------

Taxpayer identification or Social Security Number
--------------------------------------------------------------------------------


                                      - 3 -